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                                                                    EXHIBIT 4.12






                               REPAYMENT AGREEMENT

         This Repayment Agreement is made as of this 28th day of September, 1998 by and among KeyBank National Association, f/k/a Society Bank, Michigan, a national banking association located at 127 Public Square, Cleveland, Ohio 44114 ("KeyBank" or "Bank"), Nematron Corporation, a Michigan corporation located at 5840 Interface Drive, Ann Arbor, Michigan 48103 ("Borrower") and NemaSoft, Inc., a Michigan corporation located at 5840 Interface Drive, Ann Arbor, Michigan 48103 ("Guarantor"; Borrower and Guarantor together referred to as "Interested Parties").

                                    RECITALS

                               Loan Documentation

         WHEREAS, Bank has from time to time made loans to Borrower, including pursuant to a line of credit to Borrower, originally evidenced by, among other documents, a Loan Agreement dated January 21, 1993; and

         WHEREAS, the line of credit was extended and the documentation thereof amended and restated, including pursuant to a Loan Agreement dated September 30, 1996, which Borrower executed and delivered to Bank, as amended by a First Amendment to Loan Agreement and related Addendum to First Amendment to Loan Agreement ("First Amendment") both dated February 12, 1997 and a Second Amendment to Loan Agreement, First Amendment to Revolving Credit Note and First Amendment to Term Note ("Second Amendment") dated February 28, 1998 (collectively, the "Loan Agreement"); and

         WHEREAS, pursuant to the Loan Agreement, Borrower executed and delivered to Bank a certain Business Loan Note Floating Rate in the original principal amount of Six Million Dollars ($6,000,000) dated September 27, 1996, as such note was amended and restated by a Revolving Credit Note in the original principal amount of Six Million Dollars ($6,000,000) dated February 12, 1997, which note was further amended by the Second Amendment (the "Line Note"); and

         WHEREAS, pursuant to the Loan Agreement, Borrower executed and delivered to Bank a certain Term Note in the original principal amount of One Million Eight Hundred Thousand Dollars ($1,800,000) dated February 12, 1997, which note was amended and restated by the Second Amendment (the "Term Note"; the Line Note and Term Note hereafter collectively referred to as the "Original Notes"); and

         WHEREAS, Guarantor guaranteed payment of the Original Notes by executing and delivering to Bank a certain Continuing Guaranty dated October 6, 1995, which guaranty was

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affirmed in Affirmations of Continuing Guaranty dated March 29, 1996, September
27, 1996 and February 12, 1997 (the "Guaranty"); and

         WHEREAS, Borrower's obligation to repay the indebtedness to Bank under the Original Notes, together with all other amounts owed by Borrower to Bank from time to time, is secured by perfected security interests in all of Borrower's Personal Property (as hereinafter defined) including all of Borrower's Accounts, Accounts Receivable, Inventory, General Intangibles, machinery, Equipment, furniture and fixtures, including Proceeds of the foregoing, which security interest Borrower granted to Bank in various security agreements, including (i) a Security Agreement General Assignment of Accounts Receivable dated January 21, 1993, (ii) a Security Agreement for Lien on Inventory dated January 21, 1993, (iii) a Security Agreement dated December 27, 1994, and (iv) a Security Agreement dated February 28, 1998, each executed by Borrower in favor of Bank (the "Nematron Security Agreements"); and

         WHEREAS, Borrower's obligation to repay the indebtedness to Bank under the Original Notes, together with all other amounts owed by Borrower and/or Guarantor to Bank from time to time, is secured by perfected security interests in all of Guarantor's Personal Property (as hereinafter defined) including all of Guarantor's Accounts, Accounts Receivable, Inventory, General Intangibles, machinery, and Equipment, including Proceeds of the foregoing, which security interest Guarantor granted to Bank in various security agreements, including (i) a Security Agreement dated October 6, 1995, and (ii) a Security Agreement dated February 28, 1998, each executed by Guarantor in favor of Bank (the "NemaSoft Security Agreements," and together with the Nematron Security Agreements, the "Security Agreements"); and

         WHEREAS, Borrower's obligation to repay the indebtedness under the Line
Note is also secured by a mortgage lien on certain real property located at 5840 Interface Drive, Ann Arbor, Washtenaw County, Michigan (the "Mortgaged Property"), which Borrower granted to Bank in a Mortgage and Security Agreement dated December 27, 1994 and filed with the Washtenaw County Recorder on February 7, 1995 in Liber 3078, Pages 519-523 (the "Mortgage"); and

         WHEREAS, Bank executed and delivered certain Subordination Agreements dated August 8, 1995 and September 16, 1996, subordinating its mortgage lien on the Mortgaged Property to a mortgage lien granted in a real estate mortgage from Borrower to Chelsea State Bank, a Michigan Banking Corporation, in the amount of $1,900,000, which mortgage amount was subsequently increased to $2,300,000; and

         WHEREAS, Action Instruments, Inc. executed and delivered to Bank certain Subordination Agreements dated February 14, 1994 and May 2, 1995 subordinating its right to repayment of all loans, including but not limited to a certain $167,000 Convertible Subordinated Note dated October 29, 1993, a $215,000 Convertible Subordinated Note dated August 29, 1994, and a $62,000 Convertible Subordinated Note dated October 1, 1994, to the rights of the Bank; and

         WHEREAS, Imagination Systems, Inc. executed and delivered to Bank a certain Subordination Agreement dated September 13, 1994, subordinating its right to repayment of all



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loans, including but not limited to a certain $295,000 Convertible Subordinated
Note dated June 30, 1994, to the rights of the Bank; and

         WHEREAS, G. Paul Horst executed and delivered to Bank a certain Subordination Agreement dated December 8, 1994, subordinating its right to repayment of all loans, including but not limited to a certain $200,000 Convertible Subordinated Note dated December 8, 1994, to the rights of the Bank; and

         WHEREAS, the Joseph Krinsky Trust, u/a DTD 6/20/91 executed and delivered to Bank a certain Subordination Agreement dated November 7, 1995, subordinating its right to repayment of all loans and any security interests granted by Borrower to the Joseph Krinsky Trust, u/a DTD 6/20/91, including but not limited to a certain $150,000 note dated November 7, 1995, to the rights of the Bank, though with Bank's consent, all indebtedness of Borrower to such creditor was repaid with the proceeds of the Term Note; and

         WHEREAS, Onset BIDCO executed and delivered to Bank a certain Subordination Agreement dated November 7, 1995, subordinating its right to repayment of all loans and any security interests granted by Borrower to Onset BIDCO, including but not limited to a certain $1,000,000 note dated November 7, 1995, to the rights of the Bank, though with Bank's consent, all indebtedness of Borrower to such creditor was repaid with the proceeds of the Term Note; and

         WHEREAS, Urban A. MacDonald executed and delivered to Bank a certain Subordination Agreement dated November 7, 1995, subordinating his right to repayment of all loans and any security interests granted by Borrower to Urban
A. MacDonald, including but not limited to a certain $50,000 note dated November 7, 1995, to the rights of the Bank, though with Bank's consent, all indebtedness of Borrower to such creditor was repaid with the proceeds of the Term Note; and

         WHEREAS, the Emily Krinsky Trust, u/a DTD 6/20/91 executed and delivered to Bank a certain Subordination Agreement dated November 7, 1995, subordinating its right to repayment of all loans and any security interests granted by Borrower to the Emily Krinsky Trust, u/a DTD 6/20/91, including but not limited to a certain $100,000 note dated November 7, 1995, to the rights of the Bank, though with Bank's consent, all indebtedness of Borrower to such creditor was repaid with the proceeds of the Term Note; and

         WHEREAS, The Capital Fund, Inc. executed and delivered to Bank a certain Subordination Agreement dated November 7, 1995, subordinating its right to repayment of all loans and any security interests granted by Borrower to The Capital Fund, Inc., including but not limited to a certain $500,000 note dated November 7, 1995, to the rights of the Bank, though with Bank's consent, all indebtedness of Borrower to such creditor was repaid with the proceeds of the Term Note; and

                                    Defaults


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         WHEREAS, pursuant to the Second Amendment, the maturity date of each of the Original Notes was May 29, 1998, on which date all Obligations (as hereinafter defined) were to be repaid, but to date Borrower has failed to do so; and

         WHEREAS, in addition to not repaying the Original Notes at maturity, Borrower has incurred Obligations in excess of those permitted under the Borrowing Formula set forth in Section 1.1.1 of the Loan Agreement, and has violated certain other covenants set forth in the Loan Agreement; and

                            Desired Course of Action

         WHEREAS, Borrower has requested that Bank restructure the Obligations of Borrower to Bank under the Original Loan Documents and refrain from exercising its various rights and remedies under applicable law in response to the defaults, and Bank, subject to the terms and conditions of this Repayment Agreement, has acquiesced to Borrower's request.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises and of the mutual promises, covenants and agreements herein contained, and for other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Interested Parties agree as follows:

1. Definitions. As used in this Repayment Agreement (including the foregoing Recitals), the following terms, which are in addition to the terms defined elsewhere in this Repayment Agreement, shall have the indicated meanings. Any inconsistency between terms or definitions contained in this Repayment Agreement and the Loan Documents shall be resolved in favor of the definitions and terms contained in this Repayment Agreement. All the terms defined in this Repayment Agreement in the singular shall have comparable meanings when used in the plural and vice-versa. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Repayment Agreement shall refer to this Repayment Agreement as a whole and not to any particular provision of this Repayment Agreement. WHENEVER ANY AGREEMENT, INSTRUMENT OR DOCUMENT IS DEFINED IN THIS REPAYMENT AGREEMENT, SUCH DEFINITION SHALL BE DEEMED TO MEAN AND INCLUDE ANY AMENDMENT, RESTATEMENT, OR MODIFICATION THEREOF.

                           "ACCOUNT(S)", "CHATTEL PAPER", "CONSUMER GOODS",
                  "DEPOSIT ACCOUNT", "DOCUMENT", "FARM PRODUCTS", "GENERAL INTANGIBLE", "GOODS" and "INSTRUMENT" shall have the meanings set forth in Ohio Revised Code Sections 1309.01-1309.50 inclusive, including any amendments thereof and any substitutions therefor, which definitions are hereby incorporated by reference as though fully rewritten herein.


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                           "ACCOUNT DEBTOR" shall mean a person obligated for
                  payment of an Account or an Account Receivable.

                           "ACCOUNT(S) RECEIVABLE" shall mean:

                           (a)      any Account, and

                           (b) any other indebtedness owed to or receivable owned, acquired, or received by a Person of whatever kind and however evidenced, and

                           (c) any right, title, and interest in a Person's Goods which were sold, leased, or furnished by that Person and gave rise to either (a) or (b) above, or both of them. This includes, without limitation:
                                    (1)     any rights of stoppage in transit of
                                            a Person's sold, leased, or
                                            furnished Goods,
                                    (2)     any rights to reclaim a Person's
                                            sold, leased, or furnished Goods,
                                            and
                                    (3)     any rights a Person has in such
                                            sold, leased, or furnished Goods
                                            that have been returned to or
                                            repossessed by that Person.

                           "AFFILIATE" means

                           (a) an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent (20%) or more of the outstanding voting securities of a Person;

                           (b) a corporation twenty percent (20%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by a Person or by an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent (20%) or more of the outstanding voting securities of a Person;

                           (c) a Person whose business is operated under a lease or operating agreement by another Person, or Person substantially all of whose property is operated under an operating agreement with another Person; or

                           (d) an entity that operates the business or substantially all of the property of a Person under a lease or operating agreement.

                           "AMENDED AND RESTATED LINE NOTE" shall mean the
                  Amended and Restated Revolving Credit Note referred to in subsection 3(a) of this Repayment Agreement and attached hereto as Exhibit B.

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                           "AMENDED AND RESTATED TERM NOTE" shall mean the
                  Amended and Restated Term Note referred to in subsection 3(c) of this Repayment Agreement and attached hereto as Exhibit C.

                           "AMENDED NOTES" means the Amended and Restated Line Note and the Amended and Restated Term Note.

                           "CASH COLLATERAL  ACCOUNT" shall have the meaning
                  given to it in subsection 5(c).

                                    "CLOSING DATE" means the date on which this
                  Repayment Agreement is executed by all parties hereto.

                           "COLLATERAL" shall mean all of the Mortgaged Property
                  and Personal Property.

                           "EQUIPMENT" means:

                           (a) any equipment, including without limitation, machinery, office furniture and furnishings, tools, dies, jigs, and molds,
                           (b)      all Goods that are used or bought for use
                                    primarily in a Person's business,
                           (c)      all Goods that are not Consumer Goods, Farm
                                    Products, or Inventory, and
                           (d) all substitutes or replacements for, and all parts, accessories, additions, attachments, or accessions to (a) to (c) above.

                           "GAAP" shall mean generally accepted accounting
                  principles consistently applied.

                           "INDEBTEDNESS" as applied to any Person, including
                  any of the Borrowers and/or Guarantors, shall mean:

                                    (a) All items (except items of paid-in
                                    capital or capital surplus, or of
                                    contingency reserves, reserves or allowances for deferred and currently payable income tax, or reserves or allowances for pension contributions, or reserves or allowances for unearned revenues, trade accounts payable and accrued expenses for goods or services purchased in the ordinary course of business and that are not the subject of a conditional sales contract or capitalized lease) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of any such Person as of the date on which Indebtedness is to be determined, regardless whether such indebtedness shall be recourse indebtedness or otherwise; and

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                                    (b) All indebtedness of others within the
                                    meaning of (a) above which any such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or become liable for, or in respect of which such Person has entered into any agreement for the purchase or other acquisition of any product, materials, or supplies, or for the making of shipments, or for the payment for services, if in any such case payment therefore is to be made regardless of the nondelivery of the product, materials, or supplies or the nonfurnishing of the transportation or services.

                           "INVENTORY" means:

                           (a)      any inventory,
                           (b)      all Goods that are raw materials,
                           (c)      all Goods that are work in process,
                           (d) all Goods that are materials used or consumed in the ordinary course of a Person's business,
                           (e) all Goods that are, in the ordinary course of a Person's business, held for sale or lease or furnished or to be furnished under contracts of service, and
                           (f) all substitutes and replacements for, and parts, accessories, additions, attachments, or accessions to (a) to (e) above.

                           "KEYBANK PRIME RATE" shall mean, at any time, the
                  rate of interest, whether or not publicly announced, determined by the Bank to be its prime or base rate (the prime rate of the Bank is not necessarily intended to be the lowest rate of interest charged by the Bank in connection with extensions of credit). Changes in the Bank's prime rate shall immediately and automatically change the KeyBank Prime Rate applicable to the Loan.

                           "LAWS" shall have the meaning ascribed to it in
                  subsection 2(r).

                           "LOAN DOCUMENTS" shall have the meaning ascribed to
                  it in the definition of Original Loan Documents.

                           "LOCKBOX" shall have the meaning given to it in
                  subsection 5(c).

                           "MORTGAGE" shall have the meaning given to it in the
                  recitals hereto.

                           "MORTGAGED PROPERTY" shall mean the real property
                  together with any fixtures or Goods thereon which is the subject of the Mortgage.



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                           "OBLIGATIONS" shall mean every liability now or
                  hereafter owing by Interested Parties to Bank whether owing by Borrower alone or by one or more others in a several, joint or joint and several capacity, whether owing absolutely or contingently, whether created by loan, overdraft, guaranty of payment or other contract or by quasi contract, tort, statute or other operation of law, whether incurred directly to the Bank or acquired by Bank by purchase, assignment, pledge or otherwise and whether participated to or from Bank in whole or in part and specifically includes all debt created or evidenced by the Loan Documents.

                           "ORGANIZATION" shall mean a corporation, government
                  or government subdivision or agency, business trust, estate, trust, limited liability company, partnership, association, two or more Persons having a joint or common interest, and any other legal or commercial entity.

                           "ORIGINAL LOAN DOCUMENTS" means all documents
                  heretofore executed in connection with the Original Notes, and "LOAN DOCUMENTS" means this Repayment Agreement and each of the documents required to be executed and delivered to Bank pursuant to the provisions of this Repayment Agreement, together with all of the Original Loan Documents.

                           "PERSON" shall mean an individual or an Organization.

                           "PERSONAL PROPERTY" shall mean all of the Interested
                  Parties' personal property including their respective Accounts, Chattel Paper, Deposit Accounts, General Intangibles, Goods, Instruments and Accounts Receivable in which the Interested Parties have granted to Bank a security interest pursuant to the Security Agreements or any other of the Loan Documents.

                           "PROCEEDS" shall mean any proceeds as that term is
                  defined in Article 9 of the Uniform Commercial Code as enacted in the state of Ohio, in any form whatsoever received and further includes all rents received, expense recovery receipts, proceeds of Accounts, proceeds of contract rights, tax refunds, insurance proceeds, proceeds of the sale of any or all of the Collateral.

                           "RENTS" shall mean the Proceeds, products, offspring,
                  rents or profits of the Mortgaged Property owned by the mortgagor of such property.

                           "REPAYMENT AGREEMENT" means this Repayment Agreement
                  and all amendments and supplements hereto which may from time to time become effective hereafter.

                           "SECURITY AGREEMENTS" shall have the meaning given to
                  it in the Recitals hereto.


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                           "SUBORDINATED DEBT" shall mean all debt owed by
                  Borrower to any Person, with respect to which a subordination agreement has been executed in favor of Bank.

                           "TAXES" unless otherwise designated shall mean all
                  federal, state and local or foreign income, payroll, withholding, excise, sales, use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock and franchise or other taxes, including interest and penalties thereon, and including estimated taxes thereof.

2. Representations, Acknowledgments and Covenants. The Interested Parties represent, acknowledge and covenant that each of the following is true on the date of execution and shall remain true until the Obligations are satisfied:

         a) True and Correct Statement. The above Recitals are true and accurate in all respects, and incorporated within this Repayment Agreement as if fully rewritten. As a condition to the signing of this Repayment Agreement, all parties are relying on the truth, completeness, and correctness of the statements and representations made herein, including the Recitals, and all parties represent for themselves that this Repayment Agreement contains no material misrepresentations or omissions by any party to this Repayment Agreement.

         b) Indebtedness. As of September 24, 1998, Borrower is indebted, and the Guarantor is liable, to Bank for the following amounts
                  (i) under the Line Note, in the principal amount of Three Million Five Hundred Fourteen Thousand and Dollars ($3,514,000) together with the interest as of September 24 of $21,907.60 as reflected in the Bank's records, which interest will continue to accrue; and (ii) under the Term Note, in the principal amount of One Million Two Hundred Thirty Thousand and Dollars ($1,230,000) together with the interest as of September 24 of $6,777.81 as reflected in the Bank's records, which interest will continue to accrue. Borrower is further responsible for late charges and other fees in the aggregate amount of $25,000 as of September 24, 1998.

         c) Default Acknowledgment. As of the date of this Repayment Agreement, the Interested Parties are in default under the Original Loan Documents, and as a result of such default, Bank is entitled to exercise its rights and remedies as provided in the Original Loan Documents.

         d) No Obligation to Restructure. Before execution and delivery of this Repayment Agreement by all parties, the Bank had no obligation to modify, extend, or otherwise amend the terms and conditions of the Original Loan Documents or to negotiate with the Interested Parties or any other person or entity concerning any of the foregoing. The Interested Parties agree that the Bank's execution of this Repayment Agreement does not create any such obligations other than as expressly set forth herein.


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         e)       Claims or Setoff. As of the date of this Repayment Agreement, none of the Interested Parties have any claims or set-offs against the Obligations, nor do they have any defenses to, or counterclaims respecting, the enforcement or administration of their respective obligations evidenced by the Original Loan Documents and under applicable law. The Interested Parties shall not assert or seek to assert any claim, set-off, defense or counterclaim of any kind or nature whatsoever with respect to the Original Loan Documents.

         f) Liens and Encumbrances. No liens or encumbrances other than Bank's attach to any of the Collateral other than those listed on Exhibit A, and no litigation is pending against Interested Parties other than that listed on Exhibit A hereto. Borrower has no assets other than those pledged to Bank to secure repayment of the Original Loan Documents. Interested Parties will keep the Collateral and all rights with respect thereto and proceeds of same both free from any adverse lien, except those of Bank and those listed on Exhibit A, and in good condition, normal wear and tear excepted, and will not waste or destroy any of the same except in the ordinary course of business. Interested Parties will not use the Collateral in violation of any applicable statute or ordinance except to the extent that such use will not have a material adverse affect upon the Collateral or the operations of Borrower.

         g) Taxes. Borrower has promptly paid when due, all taxes, assessments, and governmental charges of every kind and nature that have been lawfully levied, assessed or imposed upon Borrower, or its properties (including the use thereof), or any obligations which, if unpaid would become liens against its assets including, without limitation, all sums due and owing any taxing authority for income and other taxes withheld from the wages and salaries of its employees. All federal, state and other tax returns and reports required by law to be filed by the Interested Parties have been duly filed (or proper extensions for filing have been filed).

         h) Business Decisions. Borrower has made its own decisions regarding its business operations and its incurrence and payment of third party debt.

         i) Principal Place of Business. Borrower's principal place of business is located at 5840 Interface Drive, Ann Arbor, Michigan 48103.

         j) Taxpayer Identification Number. Borrower's taxpayer identification number is 38-2483796; Guarantor's taxpayer identification number is 38-3255068.

         k) Good faith. As of the date of this Repayment Agreement, Bank and Bank's agents have acted at all times in a fair and reasonable manner, and in good faith, in connection with their administration and enforcement of the Original Loan


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

                  Documents, their dealings with the Interested Parties with respect to the Loan Documents, and their negotiations in connection with this Repayment Agreement and any other transactions related to the Loan Documents and/or this Repayment Agreement. The execution and delivery of this Repayment Agreement by the Interested Parties was and is their free and voluntary act and deed, without any misapprehension as to the effect thereof, and without any coercion, duress, overreaching or any other misconduct by Bank or any agent of Bank.

         l) Legal Counsel. The Interested Parties have had the benefit of, or the opportunity to obtain, legal counsel throughout their dealings with the Bank and Bank's agents in connection with the administration and enforcement of the Original Loan Documents by Bank and Bank's agents and the execution and delivery of this Repayment Agreement and the Loan Documents.

         m) No Interference with Other Agreements or Contracts. Neither the execution of this Repayment Agreement nor the consummation of the transactions contemplated hereby will constitute a violation of, be in conflict with or constitute a default under (or with the passage of time or delivery of notice, or both, would constitute a default under) any material term or provision of any other agreement, contract, lease or instrument to which any Interested Party is a party or by which any Interested Party (or the assets of any Interested Party) is bound, or which affects or relates to the Collateral or any part thereof.

         n) Organizational Status. Borrower is a Michigan corporation duly formed and validly existing under the laws of the State of Michigan and is duly qualified and authorized to do business in any other state where Borrower is required to qualify to do business in such state except where the failure to so qualify would have a material adverse effect upon the Collateral or the operations of Borrower.

         o)       Authority of Interested Parties to Execute Loan Documents.

                  (i) The execution, delivery, and performance by Interested Parties of each of the Repayment Agreement and the other documents referred to herein which are required to be executed and delivered by Interested
                           Parties:

                           (1) are within each respective Interested Party's powers and authority;
                           (2) do not contravene each respective Interested Party's Articles of Incorporation, by-laws, or any amendments thereto;
                           (3) do not, to the best of any Interested Party's knowledge contravene any Laws;
                           (4) except as provided herein, do not result in or require the creation of any lien, security interest, or other charge or encumbrance upon or with respect to any of the assets of any Interested Party; and
                           (5) will not cause any money owing on any other indebtedness of any Interested Party to be due and payable.


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                  (ii)     No authorization or approval or action by, and no
                           notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery, and performance by the Borrower or the other Interested Parties of this Repayment Agreement or any of the agreements or documents referred to herein, except for the recording thereof, where necessary, to evidence or perfect the liens or security interests granted Bank or conveyances made to Bank in connection herewith.

                  (iii) This Repayment Agreement and the other Loan Documents create and constitute legal, valid, enforceable and binding obligations of the Interested Parties, as appropriate, in accordance with their respective terms.

         p) Sole Right to Assets. No Interested Party has (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; or (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets.

         q) Solvency. After giving effect to the transactions contemplated hereby, Borrower will not have incurred, and does not intend to incur, debts beyond its ability to pay as they become due and has sufficient capital with which to conduct its business affairs.

         r) No Violation of Laws. The Borrower's business and the operation thereof conform and have conformed in all material respects with all applicable laws, ordinances, rules, regulations and directives of governmental or quasi-governmental agencies or authorities, including, but not limited to, all existing zoning, land use, building, fire, health, labor, environmental, tax and safety laws, ordinances, rules, regulations and directives (collectively, "Laws"). No notice, citation or special assessment for the violation of any Laws has been received by any Interested Party nor does any Interested Party have knowledge of any fact or condition which may result in the issuance of any such notice, citation or assessment.

         s) Environmental Concerns. Borrower is in material compliance with all environmental Laws and regulations and there are (i) no gas wells or other wells, whether capped or uncapped, on or about the Mortgaged Property; (ii) no toxic or hazardous waste, substance or material, nor any other waste covered by any Laws (all such waste, substances, materials, products and compounds being collectively defined herein as "Hazardous Materials") of any kind or nature has been stored at, disposed of or are located in, on or about the Mortgaged Property except as heretofore disclosed in writing to Bank; (iii) no underground tanks of any type are located at the Mortgaged Property; (iv) no asbestos or asbestos containing materials, or any polychlorinated biphenyls, is located in, on or about the Mortgaged Property except as heretofore disclosed in writing to Bank; (v) to the best of Borrower's knowledge and belief there are no surface or subsurface conditions on or about the Mortgaged Property which constitute or with the passage of time may constitute a public or private nuisance; (vi) no portion of the Mortgaged Property is "wetlands" or a similarly protected area under any Laws; (vii) no clean-up or other remediation activity has occurred or is in process at the Mortgaged Property; (viii) no notice, citation or other action by any local, state or federal environmental or other agency is pending or, to the knowledge of the Interested Parties, threatened against the Mortgaged Property; (ix) no notice, report or corrective action plan has been filed with any local, state or federal environmental or other agency with respect to the Mortgaged Property; except such plans as have been heretofore completed, and the completion of which has been acknowledged by the appropriate local, state or federal environmental agency; and
                  (x) no permit is required or has been issued from any local, state or federal environmental agency for the use or maintenance of any improvement or facility on or about the Mortgaged Property.

         t) Financial Information. Any financial and operating statements of the Interested Parties furnished to Bank in connection with or pursuant to this Repayment Agreement or otherwise are true and correct in all material respects, accurately reflect the financial position of the parties described therein, and do not omit to state any material liability, contingent or otherwise, or any facts necessary thereto, the omission of which would be misleading.

         u) Bank Accounts. All of Borrower's banking accounts are held at Bank, and shall be at all times hereafter.

         v) Closing Costs. All out-of-pocket costs, expenses and fees (collectively, "Closing Costs") incurred by Bank in connection with or to consummate the transactions described herein, including, without limitation, legal fees, conveyance fees, escrow fees, survey and title costs and fees payable to any engineering and environmental consultants, shall be paid by the Interested Parties to Bank within ten (10) days of a request from Bank.

         w) Capitalized terms. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Loan Documents.

         x) Continuous Nature of Loan Documents. The terms of the Loan Documents, not specifically altered herein, shall continue unchanged.

         y) Notice of Change. The Borrower agrees to give prompt written notice to the Bank of: (a) any Event of Default; (b) any occurrence which might mature into an Event of Default (whether by the passage of time, giving of notice or otherwise);

                  (c) any default under any material agreement to which the Borrower is a party or by which the Collateral is bound or the acceleration of the maturity of any indebtedness owing by the Borrower; (d) all litigation affecting the Borrower or the Collateral which represents a potential liability in excess of Twenty-Five Thousand Dollars ($25,000.00); and (e) any other matter which might result in a material adverse change in the financial condition of the Borrower or the value of the Collateral. Such notice will describe the foregoing matters with particularity and the actions which the Borrower is taking or proposes to take with respect thereto.

3. Restructure and Amendment of Loan Documents. The Obligations evidenced by the Original Notes shall be restructured pursuant to the terms of the Amended and Restated Line Note and the Amended and Restated Term Note. The Amended Notes do not constitute repayment or cancellation of all or any portion of the Indebtedness evidenced by the Original Notes. The Original Notes shall remain in full force and effect only for the purpose of evidencing any amounts due in connection with the Original Notes and any of the Loan Documents which for any reason in fact or in law, do not become Obligations of Borrower under the Amended Notes, as intended by the parties hereto. In connection with the restructure of the Obligations, the following amendments are hereby made to the Loan
         Agreement:

         a) Subsection 1.1.1 of the Loan Agreement is deleted in its entirety, and the following inserted in lieu thereof:

                           "1.1.1 Upon the request of Borrower, made at any time
                  or from time to time between September 28, 1998 and October 31, 1998, inclusive, and so long as no Event of Default under this Agreement has occurred or is continuing, Bank shall make cash advances to Borrower in an amount up to:

                           (a) eighty percent (80%) of the aggregate outstanding amount of Eligible Domestic Accounts;

                                    PLUS

                           (b) at Borrower's option, eighty percent (80%) of the aggregate outstanding amount of Eligible Foreign Accounts;

                                    PLUS

                           (c) thirty five percent (35%) of the aggregate sum (not to exceed $2,500,000) of (i) Eligible Raw Inventory (valued at the lower of Borrower's and NemaSoft's cost, or market) and (ii) Eligible Finished Inventory (valued at Borrower's and NemaSoft's cost of production):

                                    PLUS

                           (d)      the Permitted Overadvance;

                                    LESS

                           (e) the aggregate outstanding amount of any issued and outstanding Letters of Credit;

                           PROVIDED, HOWEVER, that in no event shall the aggregate amount of outstanding cash advances made pursuant to this Section 1.1.1 ("BORROWING FORMULA") be, at any time, greater than the sum of Six Million and 00/100 Dollars ($6,000,000.00). The amount outstanding under the Line of Credit shall be evidenced by an Amended and Restated Revolving Credit Note dated as of September 28, 1998 ("NOTE"). The terms of the Note, and all renewals, modifications and amendments thereto, are hereby incorporated herein specifically by reference. Subject to the foregoing limitations Borrower may borrow, repay and reborrow under the Line of Credit."

         b) The Loan Agreement is amended by renumbering existing subsection 1.2.8 as subsection 1.2.9, and adding new subsections 1.2.8 and 1.2.10 as follows:

                           "1.2.8 "Permitted Overadvance" means an amount of up
                  to $753,345 during the period between September 28, 1998 and October 31, 1998, and shall mean Zero Dollars ($0) thereafter.

                           1.2.10 "Repayment Agreement" means an agreement, so
                  called, among Borrower, NemaSoft and Bank dated September 28, 1998."

         c) Subsection 1.7 of the Loan Agreement is deleted and the following inserted in lieu thereof:

                           "1.7 Term Loan. Bank agrees to lend Borrower the sum
                  of One Million Two Hundred Thirty Thousand and 00/100 Dollars ($1,230,000.00) ("Term Loan"). The Term Loan shall be evidenced by an Amended and Restated Term Note dated as of September 28, 1998("Term Note") maturing on October 31, 1998 payable in monthly installments and bearing a variable interest rate as set forth in the Term Note."

         d) Subsection 1.8 of the Loan Agreement is deleted in its entirety.

         e) Article VI of the Loan Agreement is amended by adding a new subsection 6.9 as follows:

                           "6.9 An Event of Default shall occur under the Repayment Agreement."

4. Conditions Precedent to Restructure. The following conditions precedent shall be fulfilled on or before the Closing Date, and subsection 4(c) shall be true on the Closing Date.

         a) Execution of Loan Documents. The terms and conditions of the Restructure as set forth herein shall not become effective or enforceable against the Bank until the Interested Parties shall have executed and delivered to Bank each of the documents referred to in this Repayment Agreement (including, but not limited to those set forth in Section 5), together with the Repayment Agreement.

         b) Interest Payment/Restructure Fee. Borrowers shall pay to Bank, in immediately available funds, on the Closing Date, the amount of all outstanding interest due with respect to the Original Notes, which sum is $28,685.41 as of September 24, 1998 together with all then accrued late fees. Additionally Borrower shall pay, in immediately available funds, to Bank, on or before execution and delivery of the Repayment Agreement to Bank, an extension fee of Ten Thousand Dollars ($10,000.00).

         c) Adverse Change. Prior to the Closing Date, there shall occur no further material adverse change in the financial condition or prospects of Borrower from that disclosed in writing to Bank on or before May 31, 1998.

5. Documentation. All of the following documents shall be executed on or before the Closing Date.

         a) Amended Notes. On or before the Closing Date, Borrower shall execute and deliver to Bank the Amended and Restated Line Note in the form of Exhibit B attached hereto and incorporated herein, and the Amended and Restated Term Note in the form of Exhibit C attached hereto and incorporated herein.

         b) Amendment to Mortgage. On or before the Closing Date, in order to maintain Bank's priority, Borrower shall execute and deliver to Bank an Amendment to Mortgage in the form of Exhibit D attached hereto.

         c) Cash Collateral Agreement and Lockbox Agreement. On or before the Closing Date, Borrower shall execute and deliver to Bank a Master Agreement Cash Management Services ("Cash Collateral Agreement") in the form of Exhibit E attached hereto, and associated Wholesale Lockbox Service Agreement ("Lockbox Agreement") in the form of Appendix 1 thereto, providing for the delivery of proceeds of Borrower's Accounts Receivable and all other cash and receivables directly to a lockbox (the "Lockbox") and/or blocked access account at Bank (the "Cash Collateral Account") as set forth in such agreements.

         d) Assignment of Patents and Trademarks. On or before the Closing Date, Borrower and Guarantor shall each execute and deliver to Bank Security Agreements relating to certain patents and trademarks, in the forms of Exhibits F1 through F4 attached hereto.

         e) Landlord's Waiver. In order to insure Bank that its security interests in the Personal Property will not be adversely affected, Interested Parties will use their best efforts to cause their respective landlords to execute a Landlord's Waiver and Estoppel substantially in the form of Exhibit G attached hereto.

         f) Reaffirmation of Subordination Agreements. On or before the Closing Date, Borrower shall cause to be executed and delivered to Bank a Reaffirmation of Subordination Agreement, substantially in the form of Exhibit H attached hereto, from each of the Subordinated Debt holders.

         g) Release of Liens on Mortgaged Property. On or before the Closing Date, Borrower shall obtain a release of the $500,000 mortgage lien on the Mortgaged Property which Borrower granted to The Capital Fund, Inc. in a mortgage dated November 16, 1995, and a release of a $9,260.68 lien on the Mortgaged Property by Ajax Materials Corporation against Interface Systems, Inc. dated June 2, 1995.

         h) Corporate Resolutions. On or before the Closing Date, Borrower and Guarantor shall each cause to be delivered to Bank a Corporate Resolution authorizing the execution and delivery of this Repayment Agreement, including all of the Loan Documents required to be delivered in connection herewith.

6. Default. The occurrence of any one or more of the following events constitutes a default by all of the Interested Parties under this Repayment Agreement (herein called "Event of Default"):

         a) Borrower fails to pay when due, any principal, interest, fees, charges or Obligations required by the Loan Documents, or

         b) Borrower fails to furnish to Bank within thirty (30) days of each calendar month end its financial statement for the prior calendar months and year to date, and within ninety (90) days after the end of each calendar year complete financial statements with all applicable notes and detail and supporting documents certified to be true and correct by Borrower and within thirty (30) days after filing with the government, a copy of all of Borrower's federal, state and local tax returns, or

         c) Borrower fails to make available for inspection to duly authorized representatives or agents of Bank any of its books, records, or properties when requested to do so or fails to furnish Bank any information regarding its business affairs and financial condition within a reasonable time after written request therefor, or

         d) Any Interested Party creates or permits the creation or continuance of, any lien upon any of the Collateral other than those liens referred to in subsection 2(f) and listed on Exhibit A hereto, including, but not limited to, mortgages, judgments, security interests, pledges, and liens for taxes, assessments, or other governmental charges of any kind, other than any lien for taxes, assessments, or governmental charges which are not yet payable, or

         e) Any garnishment, levy or attachment is made or attempted to be made upon any assets of any Interested Party, or

         f) Any Interested Party fails (i) to maintain insurance upon the Collateral acceptable to Bank in its sole discretion reasonably exercised, or (ii) to furnish to Bank, upon request, a copy of any policy of insurance requested by Bank, or (iii) to obtain other or additional insurance promptly upon the reasonable request of Bank to the extent that such insurance may be available, (iv) upon reasonable request of Bank to assign to Bank as security for its Obligations the proceeds of any property insurance, or (v) to cause Bank to be named on a lender's loss payable clause in a manner acceptable to Bank on any policy of casualty insurance maintained by Borrower, or

         g) Any representation or warranty made by any Interested Party herein or in any written statement, certificate or other document now or later furnished by or for any Interested Party in connection herewith, shall prove untrue in any material respect as of the date upon which it was made, or

         h) Any Interested Party breaches any material provision, condition, representation, warranty or covenant or any obligation of any Interested Party to Bank including, without limitation, any set forth or contained in or evidenced by this Repayment Agreement, the Loan Documents, or in any other instrument, document, or writing given as or evidencing security for the Obligations or any other present or future indebtedness, obligation, or liability of Interested Parties owed to Bank, or

         i) The Interested Parties or any of them become insolvent or bankrupt, or cease, are unable, or admit in writing the inability, to pay debts as they mature, or make a general assignment for the benefit of, or enter into any composition or arrangement with, creditors, or

         j) Proceedings for the appointment of a receiver, trustee or liquidator of any Interested Party or of a substantial part of any of the Interested Parties' assets, are authorized or instituted by or against the Interested Parties or any of them, or

         k) Proceedings under any bankruptcy, reorganization, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction are authorized or any instituted by or against Interested Parties or any of them.

         If there shall occur any Event of Default set forth in (a) through (h) above Bank may, without notice, declare the unpaid Indebtedness owing upon any note or any of the Obligations of the Interested Parties to Bank to be immediately due and payable and upon any such declaration, such Indebtedness shall become and be forthwith due and payable without presentment, or demand of any kind, all of which are hereby expressly waived by the Interested Parties. If there shall occur any Event of Default set forth in subparagraphs (i) through (k), the indebtedness owing upon any note and all other Obligations of the Interested Parties to Bank shall become immediately due and payable without declaration, demand, presentment, or notice of any kind, all of which are hereby expressly waived by the Interested Parties.

7. Bank's Remedies. Upon the occurrence of any Event of Default and continuing thereafter, the Interested Parties hereby agree that they will give their full cooperation and assistance to the Bank in its exercise of all or any combination of its remedies afforded by applicable law or described herein including, without limitation, those remedies set forth below:

         a) Appointment of a Receiver. Without notice to any Interested Party or any party claiming under them (such notice being hereby expressly waived) and without reference to the value of the assets of Borrower, to the solvency or insolvency of the person(s) liable for all or any part of the Obligations referred to in this Repayment Agreement, Borrower and all other Interested Parties consent to the immediate appointment, whether by the Bank or pursuant to the order of any Court, of a receiver for all or any of the Collateral which secures all or part of the Obligations, and further agrees to take all necessary steps to immediately, completely and effectively transfer all of its right, title and interest in the Collateral to any such receiver, including, without limitation, transfer or assignment of all Personal Property, subscriber lists, Accounts, General Intangibles, any licenses or franchises and deeds for all real property. The appointment of a receiver shall be for the benefit of Bank and such receiver shall be vested with the power to take immediate possession of the Collateral, to manage the assets and business of Borrower, and to collect any and all rents, issues, profits, accounts or Proceeds of the assets of Borrower, and any and all such rents, issues, profits, accounts or Proceeds when collected, may be applied toward the payment of the Obligations, and the costs, attorneys fees, taxes, insurance or other items necessary for the protection and preservation of the Collateral, including the expenses of such receivership. Such receiver shall be directed to sell the Collateral as promptly as is commercially reasonable, subject to court approval, and shall apply the Proceeds of sale against the Borrower's Obligations owed to the Bank in such order and by such division as Bank shall elect.

         b) Other Remedies. The Bank may exercise all or any other remedies to which it is entitled under the Loan Documents and/or otherwise in law or equity.

8. Inspection. Any of Bank's officers, employees or agents shall have the right, at any time or times hereafter, in Bank's name or in the name of Interested Parties to verify the validity, amount or any other matter relating to the Collateral by mail, telephone, telegraph or otherwise. Bank (by any of its officers, employees and/or agents) shall have the right, at any time or times during usual business hours, to inspect the Collateral and all records related thereto (and to make extracts from such records) and the premises upon which any of such Collateral is located, to discuss Interested Parties' affairs and finances with any attorney, accountant, Account Debtor or creditor of Interested Parties and to verify the amount, quality, quantity, value and condition of, or any other matter relating to the said Collateral. The Interested Parties shall reimburse Bank upon demand for all costs, expenses and charges incurred in connection with any of the foregoing, whether charged by Bank's in-house auditors or outside professionals.

9. Federal Accounts. Upon Bank's request Borrower shall, if any Accounts or Accounts Receivable arise out of contracts with the United States of America or any department, agency or instrumentality thereof, immediately notify Bank thereof in writing and execute any and all instruments and take all steps required by Bank in order that all monies due and to become due under such contracts shall be assigned to Bank and notice thereof given to the Government under the Federal Assignment of Claims Act, as amended.

10. Attorneys' Fees and Expenses; Bank's Out-of-Pocket Expenses. If, at any time or times, whether prior or subsequent to the date hereof, and regardless of the existence of an Event of Default under the Loan Documents, Bank employs in-house or outside counsel for advice or other representation or incurs legal and/or other costs and expenses in connection with:

         a) The preparation, negotiation and/or execution of this Repayment Agreement and related Loan Documents or any amendment of or modification to same; or

         b) Any litigation, contest, dispute, suit, proceeding or action, whether instituted by Bank, any Interested Party or any other entity in any way relating to the Repayment Agreement, any Loan Document, the administration thereof or any of Interested Parties affairs;

         c) Any attempt to enforce any rights of Bank against any Interested Party or any other entity which may be obligated to Bank by virtue of the Repayment Agreement or any Loan Document, including, without limitation, the Borrower's debtors;

         d) Any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral;

         then, in any such event, the reasonable attorneys' fees (including those of Bank's outside counsel and/or Bank's in-house counsel) arising from such services and all reasonably incurred expenses, costs, charges and other fees of such counsel or of Bank in any way or respect arising in connection with or relating to any of the events or actions described in this Section 10 shall be payable, on demand, by Interested Parties, jointly and severally, to Bank and shall be additional Obligations of the Interested Parties secured by the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include paralegals' fees, costs and expenses; accountants' fees, costs and expenses; appraisers' and/or auditors' fees, costs and expenses; court costs, fees and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; Westlaw/Lexis charges; secretarial over-time charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

11. Guarantor's Confirmation and Waiver. Guarantor, by executing this Agreement, hereby assents to the terms and conditions of this Repayment Agreement and ratifies and reaffirms the terms and conditions of the Guaranty, which Guaranty shall remain in full force and effect. Guarantor hereby waives any defense to its obligations under the Guaranty based upon or arising out of (i) the modifications to the Original Loan Documents as herein provided, (ii) the taking of any additional security for repayment of the Obligations, and (iii) any act or omission of any Bank Party (as such term is defined in Section 14 below) occurring on or before the Closing Date. Notwithstanding any language contained in the Guaranty, Guarantor, to the extent permitted by law, waives any claim or other right which Guarantor might now have or hereafter may acquire against Borrower or any other obligor of the Obligations, which arises from the existence or performance of Guarantor's liability or other obligations under the Guaranty and any other guaranties which the Guarantor has executed in favor of Bank, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of Bank against Borrower or any of the Collateral, whether or not such claim, remedy, or right arises in equity, or under contract, statute, or common law.

12. Time is of the Essence. The Interested Parties further acknowledge that TIME IS OF THE ESSENCE with respect to the time for performance of the terms and provisions of this Repayment Agreement. None of the Interested Parties shall be given any grace period within which to cure any default or breach under this Repayment Agreement.

13. No Duress; Each Party Advised by Counsel; Traditional Rule of Construction Not Applicable. The Interested Parties stipulate and agree that the Loan Documents and this Repayment Agreement have been executed voluntarily after due deliberation and negotiation and that neither Bank nor any other person has exerted or attempted to exert improper or unlawful pressure or has in any way induced or attempted to induce, through threats or otherwise, any conduct on the part of the Interested Parties including the execution or delivery of this Repayment Agreement or any of the Loan documents or any other document or instrument. Without in any way limiting the foregoing, each of the parties hereto stipulate and agree that at all times during the course of the negotiations resulting in the execution and delivery of this Repayment Agreement, they have, to the extent deemed necessary or advisable in their sole discretion, been advised and assisted by competent counsel of their own choosing. Because this Repayment Agreement was negotiated at length with counsel, the parties agree that the traditional rules calling for a document to be construed against its draftsman shall not apply or be followed.

14.      RELEASE. EFFECTIVE AS OF THE DATE OF THE EXECUTION AND DELIVERY OF
         THIS REPAYMENT AGREEMENT, THE INTERESTED PARTIES JOINTLY AND SEVERALLY AGREE TO RELEASE AND HEREBY DO RELEASE AND DISCHARGE, BANK, ITS SHAREHOLDERS, AGENTS, SERVANTS, EMPLOYEES, DIRECTORS, OFFICERS, ATTORNEYS, AFFILIATES, SUBSIDIARIES, PREDECESSORS, SUCCESSORS AND ASSIGNS AND ALL PERSONS, FIRMS, CORPORATIONS, AND ORGANIZATIONS ACTING ON THEIR BEHALF (COLLECTIVELY THE "BANK PARTIES") OF AND FROM ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS AND CAUSES OF ACTION WHATSOEVER THAT EACH INTERESTED PARTY HAS OR CLAIMS TO HAVE AGAINST ANY BANK PARTY AS OF THE DATE HEREOF AND WHETHER KNOWN OR UNKNOWN AT THE TIME OF THIS RELEASE, AND OF EVERY NATURE AND EXTENT WHATSOEVER ON ACCOUNT OF OR IN ANY WAY, DIRECTLY OR INDIRECTLY, TOUCHING, CONCERNING, ARISING OUT OF OR FOUNDED UPON THE LOAN DOCUMENTS OR THE LENDING RELATIONSHIP RESPECTING THE OBLIGATIONS BETWEEN ANY INTERESTED PARTY AND ANY BANK PARTY. THIS RELEASE WILL NOT EXTEND TO ANY CLAIM ARISING AFTER THE DATE OF THIS AGREEMENT TO THE EXTENT SUCH CLAIM IS BASED ON ACTS OR OMISSIONS OF THE BANK OCCURRING AFTER THE DATE OF THIS REPAYMENT AGREEMENT EXCEPT THAT SUCH RELEASE IS SPECIFICALLY INTENDED BY THE PARTIES TO INCLUDE THE TRANSACTIONS CONTEMPLATED BY THIS REPAYMENT AGREEMENT. Bank would not agree to enter into this Repayment Agreement but for the provisions set forth in this
         Section 14. The Interested Parties confirm that they have agreed to the provisions of this Section 14 of their own volition, with full knowledge of the extent and effect of the various releases and waivers granted by this Section 14 and of the importance to Bank of these waivers and releases and after having had the opportunity to discuss this matter with counsel of their own choice.

15. JURY TRIAL. THE PARTIES TO THIS REPAYMENT AGREEMENT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER ON ANY MATTERS WHATSOEVER ARISING UNDER OR IN CONNECTION WITH THIS REPAYMENT AGREEMENT OR THE LOAN DOCUMENTS OR ANY ANCILLARY AGREEMENT AND SHALL TAKE ALL APPROPRIATE STEPS TO IMPLEMENT THAT WAIVER, INCLUDING PROVIDING FURTHER WRITTEN CONSENT IN COURT.

16. Loan Documents. Except as herein specifically provided otherwise, the Original Loan Documents shall remain in full force and effect and be unaffected hereby. In the event of


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

         a conflict between the terms of this Repayment Agreement, the Loan Documents and any other agreement between the Bank and the Borrower or any other Interested Party, then this Repayment Agreement shall be controlling. The within Repayment Agreement and all writings delivered in connection herewith shall constitute a part of the Loan Documents.

17. Notices. Any notice, demand or communication required or permitted to be given by any provision of this Repayment Agreement will be in writing and will be deemed to have been given when delivered personally or by facsimile, receipt confirmed, to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following addresses or to such other or additional addresses as any party might designate by written notice to the other party:

                  If to Bank:

                                    KeyBank National Association
                                    202 S. Michigan Street
                                    P.O. Box 6
                                    South Bend, Indiana  46601
                                    Cleveland, Ohio 44114-1306
                                    Attn:   Richard Rozenboom, Vice President
                                            Mailcode IN-09-01-0402
                                    Phone:  (219) 237-5407
                                    Fax:    (219) 282-8815

                           With a copy to :

                                    Robert J. Burns, Esq.
                                    KeyBank National Association
                                    Law Department: OH-01-27-0200
                                    127 Public Square, 2nd Floor
                                    Cleveland, Ohio 44114-1306
                                    Phone:  (216) 689-4970
                                    Fax:    (216) 689-5681

                  If to Borrower:

                                    Nematron Corporation
                                    5840 Interface Drive
                                    Ann Arbor, Michigan  48103
                                    Attn:  David Gienapp, Executive Vice
                                             President
                                    Finance/Administration
                                    Phone:  (734) 214-2128
                                    Fax:  (734) 994-8170

                           With a copy to :

                                    Aleksandra Miziolek
                                    Dykema Gossett PLLC
                                    400 Renaissance Center
                                    Detroit, MI 48243
                                    Phone:  (313) 568-6762
                                    Fax:  (313) 568-6832

                  If to Guarantor:

                                    NemaSoft, Inc.
                                    5840 Interface Drive
                                    Ann Arbor, Michigan  48103
                                    Attn:  Mr. Matthew S. Galvez, President
                                    Phone: 734-214-2000
                                    Fax:     734-994-8170

                           With a copy to :

                                    Aleksandra Miziolek
                                    Dykema Gossett PLLC
                                    400 Renaissance Center
                                    Detroit, MI 48243
                                    Phone:  (313) 568-6762
                                    Fax:  (313) 568-6832

18. Waiver, Amendment, and Entirety of Agreement. No waiver of or consent to any departure from any provision hereof shall be effective unless in writing and signed by the authorized representative of the party against whom such a waiver or consent is asserted and shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No delay or omission by any party hereto to exercise any right or remedy upon the happening of any Event of Default hereunder shall impair such right or remedy or be deemed to be a waiver of such Event of Default. This Repayment Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter of this Repayment Agreement and supersedes all prior and contemporaneous negotiations, agreements and understandings relative to such subject matter.

19. Third-Party Beneficiaries. All of the conditions and obligations hereunder are imposed solely and exclusively for the benefit of the parties hereto and their successors and assigns. No other person or entities shall obtain any interest herein or require satisfaction of such conditions in accordance with the terms hereof or be entitled to assume that any of the parties hereto will enforce such conditions and obligations and no other person shall, under any circumstances, be beneficiary of such conditions.

20. No Assignment by Borrower. The Interested Parties shall not assign this Repayment Agreement or any of their respective rights or obligations under the Repayment Agreement without prior written consent of the Bank, and any attempted assignment made without such consent shall be void and of no effect.

21. Severability. In the event that any one or more of the provisions contained in this Repayment Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Repayment Agreement, and the Repayment Agreement shall be construed as if such invalid or unenforceable provisions had never been contained in this Repayment Agreement.

22. Further Assurances. The Interested Parties shall execute any and all agreements, instruments, and documents, and shall take such further actions as may be necessary to fully effectuate this Repayment Agreement.

23. Facsimile. This Repayment Agreement together with any document contemplated to be executed in connection herewith may be executed by facsimile signature, and any such facsimile document shall be deemed to be of the same force and effect as a manually signed original.

24. Counterparts, Governing Law, and Miscellaneous. This Repayment Agreement may be executed in multiple counterparts, each of which shall contain an original, and all of which taken together shall constitute one and the same agreement; provided, however, that the Repayment Agreement shall be of no force or effect until signed by all parties hereto. This Repayment Agreement shall be construed in accordance with and governed by the laws of the State of Ohio. Courts within the State of Ohio shall have jurisdiction over any and all disputes arising under or pertaining to this Repayment Agreement and venue in any such dispute shall lie exclusively in Cuyahoga County, Ohio.


Address:                                    NEMATRON CORPORATION
5840 Interface Drive                        By: /s/ David P. Gienapp
Ann Arbor, Michigan  48103                      --------------------------------------------

                                            Its: Vice President - Finance and Administration
                                                 -------------------------------------------

Address:                                    NEMASOFT, INC., Guarantor

5840 Interface Drive                        By: s/ David P. Gienapp
Ann Arbor, Michigan  48103                      --------------------------------------------

                                            Its: Chief Financial Officer
                                                 -------------------------------------------

Address:                                    KEYBANK NATIONAL ASSOCIATION

202 S. Michigan Street                      By: s/ Richard Rozenboom
P.O. Box 6                                      --------------------------------------------
South Bend, Indiana  46601                  Its: Vice President
                                                 -------------------------------------------

                                LIST OF EXHIBITS


Exhibit A                  Liens and Encumbrances

Exhibit B                  Amended and Restated Revolving Credit Note

Exhibit C                  Amended and Restated Term Note

Exhibit D                  Amendment to Mortgage

Exhibit E                  Master Agreement Cash Management Services

Exhibit F-1 to F-4         Assignment of Patents and Trademarks

Exhibit G                  Landlord's Waiver and Estoppel




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